CTC MEDIA REPORTS
FIRST QUARTER 2007 FINANCIAL RESULTS

- Consolidated Revenue Increases 31.4% to $104.1 Million -
- OIBDA1 Increases 20.3% to $44.3 Million -
- Net Income of $28.1 Million, $0.18 Diluted Earnings per Share -

MOSCOW   —   April 27, 2007 — CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the three-month period ended March 31, 2007.

US$ 000’s, except per share data	Three months ended March 31,
	2006	2007	Change
Total operating revenues	$79,224	$104,121	31.4%
Total operating expenses	(46,156)	(65,605)	42.1%
OIBDA[1]	36,806	44,288	20.3%
Net income	$22,654	$28,123	24.1%
Diluted earnings per share	$0.15	$0.18	20.0%

Financial Highlights

•	Strong quarterly results across all key financial metrics

•	Consolidated revenue increased 31% to $104.1 million

•	OIBDA increased 20% to $44.3 million

•	Net income increased 24% to $28.1 million

•	$0.18 diluted earnings per share, an increase of 20%

Corporate Highlights

•	Domashny Network audience share of 1.9% in the first quarter of 2007 up from 1.5% in the fourth quarter of 2006 and significantly higher than 1.3% in the first quarter of 2006

•	CTC Network audience share of 9.3% up from 9.0% in the fourth quarter of 2006 but, as expected, lower than 10.8% in the first quarter of 2006, which benefited from ‘Born Not Pretty’

•	Domashny and CTC Networks built audience share throughout the first quarter

•	Strong start of the spring programming season with the launch of the second season of ‘Cadets’ in March

•	Acquired a new station in Rostov-on-Don for Domashny Television Station Group

•	Acquired the remaining 49% interest in our CTC Samara station

[1]	OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

Alexander Rodnyansky, Chief Executive Officer, stated, ‘‘Our results were once again in line with our expectations and demonstrate the continued growth of our networks and the overall Russian television market, as well as the efficiency of our business model. CTC and Domashny are delivering their younger targeted demographics to advertisers and have improved their market share each month during the quarter.

‘‘We are particularly pleased with the performance of the Domashny Network which is demonstrating impressive increases in audience share and revenues. Revenues of our Domashny Network and stations doubled compared to first quarter 2006 reaching $11.7 million on the back of a 46% increase in audience share and robust market growth.

‘‘Our revenue and OIBDA growth remains robust, despite comparisons against an exceptionally strong year ago period. Our programming strategy is on track and we are very optimistic about the launch of several exciting premieres in different timeslots this year. Given our strong brands, experienced management team and solid balance sheet, we are well positioned to continue to capitalize on the rapidly expanding Russian television advertising market.’’

Results for the Three Months Ended March 31, 2007

CTC Media’s total operating revenue for the three months ended March 31, 2007 increased 31.4% to $104.1 million from $79.2 million for the three months ended March 31, 2006. The revenue growth primarily reflects the continued growth of the Russian television advertising market and CTC’s ability to deliver target audiences to advertisers.

CTC Network’s audience share was 9.3% for the first quarter of 2007. Last year’s first quarter audience share of 10.8% was largely driven by the extraordinary success of the ‘‘Born Not Pretty’’ series. CTC remains the fourth most watched broadcaster in Russia overall. Domashny’s audience share grew from 1.3% for the three months ended March 31, 2006, to 1.9% for the three months ended March 31, 2007. As a result, CTC Media’s combined audience share was 11.2% in the first quarter of 2007 as compared to 12.1% in the first quarter of 2006.

Consolidated total operating expenses in the first quarter of 2007 increased by 42.1% to $65.6 million compared to $46.2 million in the first quarter of 2006. The increase in total operating expenses in absolute terms was primarily driven by an increase in amortization of programming and sublicensing rights expenses, and increases in selling, general and administrative costs, that included $3.0 million of stock-based compensation expense and increased promotional costs.

OIBDA increased 20.3% to $44.3 million for the first quarter of 2007 compared to $36.8 million in the first quarter of 2006.

Operating income for the quarter was $38.5 million compared to $33.1 million for the three months ended March 31, 2006, an increase of 16.5%.

Net income for the quarter was $28.1 million compared to $22.7 million for the three months ended March 31, 2006. Diluted income per share was $0.18 for the three months ended March 31, 2007, compared to $0.15 for the three months ended March 31, 2006.

All figures included in this press release are unaudited.

Guidance

For the full year ending December 31, 2007, the Company reconfirms its guidance for consolidated total operating revenue in the range of $460 to $500 million, with a consolidated OIBDA margin in the range of 45-48%.

Conference Call

The Company will also host a conference call to discuss its first quarter 2007 financial results today, Friday, April 27, at 9:00 a.m. ET (5:00 p.m. Moscow time). To access the conference call, please dial +1 973 935 8867 (International) or 8108 002 531 1012 (Russia) and reference pass code 8645050. A live webcast of the conference call will also be available on the Company’s corporate web site at www.ctcmedia.ru/investors. A replay of the conference call will be available through Friday, May 11, 2007 at midnight ET. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 8645050. A webcast of the conference call will be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 340 affiliate stations, including 17 owned-and-operated stations; and the Domashny television network, whose signal is carried by over 210 affiliate stations, including eight owned and operated stations. The Company is traded on the NASDAQ Global Market under the symbol: ‘‘CTCM’’. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.
Dmitry Barsukov
+ 7 495 783 3650

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi or Todd St.Onge (investors)
+1 212 986 6667

Certain statements in this press release that are not based on historical information are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on our projected total operating revenues and OIBDA margin for the year ending December 31, 2007 and our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to further limitations on the amount of advertising time permitted on Russian television from 2008; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the ‘‘Risk Factors’’ section of CTC Media’s annual report on Form 10-K filed with the SEC on March 1, 2007. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company’s consolidated OIBDA to consolidated net income for the three-month period to March 31, 2006 and 2007:

	Three months ended March 31,
	2006	2007
	(in thousands and unaudited)
OIBDA	$36,806	$44,288
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,738)	(5,772)
Operating income	33,068	38,516
Foreign currency gains (losses)	1,079	27
Interest income	43	2,084
Interest expense	(1,166)	—
Other non-operating income (losses), net	209	21
Equity in income of investee companies	163	511
Income before income tax and minority interest	33,396	41,159
Income tax expense	(10,037)	(12,145)
Income attributable to minority interest	(705)	(891)
Net income	$22,654	$28,123

In this press release, the Company provides guidance on the Company’s consolidated OIBDA for the year ending December 31, 2007. The following table presents a reconciliation of the Company’s projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2007. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year ending December 31, 2007 (Projected)
(in thousands and unaudited)
OIBDA	$223,200
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(21,900)
Operating income	$201,300

Attachment B

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended March 31,
	2006	2007
REVENUES:
Advertising	$76,899	$97,651
Sublicensing	1,848	5,830
Other revenue	477	640
Total operating revenues	$79,224	$104,121
EXPENSES:
Direct operating expenses	(3,671)	(4,335)
Selling, general and administrative	(10,461)	(16,742)
Amortization of programming rights	(27,410)	(34,353)
Amortization of sub-licensing rights	(876)	(4,403)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,738)	(5,772)
Total operating expenses	(46,156)	(65,605)
OPERATING INCOME	33,068	38,516
FOREIGN CURRENCY GAINS (LOSSES)	1,079	27
INTEREST INCOME	43	2,084
INTEREST EXPENSE	(1,166)	—
OTHER NON-OPERATING INCOME (LOSSES), net	209	21
EQUITY IN INCOME OF INVESTEE COMPANIES	163	511
Income before income tax and minority interest	33,396	41,159
INCOME TAX EXPENSE	(10,037)	(12,145)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(705)	(891)
NET INCOME	$22,654	$28,123
Net income attributable to preferred stockholders	$(10,801)	$—
Net income attributable to common stockholders	$11,853	$28,123
Net income per share attributable to common stockholders − basic	$0.16	$0.19
Net income per share attributable to common stockholders − diluted	$0.15	$0.18
Weighted average common shares outstanding − basic	72,824,987	151,528,988
Weighted average common shares outstanding − diluted	148,856,008	157,678,698

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of US dollars)

	Three months ended March 31,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,654	$28,123
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(1,345)	(1,637)
Depreciation and amortization	3,738	5,772
Amortization of programming rights	27,410	34,353
Amortization of sublicensing rights	876	4,403
Stock based compensation expense	67	3,070
Gain on disposal of property and equipment	(263)	(3)
Equity in (income) loss of unconsolidated investees	(163)	(511)
Income attributable to minority interest	705	891
Foreign currency losses (gains)	(1,079)	(27)
Changes in operating assets and liabilities:
Trade accounts receivable	(5,713)	(10,683)
Prepayments	(78)	(689)
Other assets	(2,381)	(435)
Accounts payable and accrued liabilities	171	3,179
Deferred revenue	3,899	5,747
Other liabilities	2,429	238
Dividends received from equity investees	—	286
Acquisition of programming and sublicensing rights	(29,282)	(24,681)
Net cash provided by operating activities	21,645	47,396
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(1,230)	(1,377)
Acquisitions of intangibles	(24)	(74)
Acquisitions of businesses, net of cash acquired	(3,310)	(6,857)
Proceeds from sale of property and equipment	528	22
Other investing activities	2	1
Net cash used in investing activities	(4,034)	(8,285)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13	19
Repayments of loans	(20,000)	—
Decrease (increase) in restricted cash	(55)	20
Net cash provided by (used in) financing activities	(20,042)	39
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	594	1,410
Net increase (decrease) in cash and cash equivalents	(1,837)	40,560
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,300	176,542
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,463	$217,102

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of US dollars, except share and per share data)

	December 31, 2006	March 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$176,542	$217,102
Trade accounts receivable, net of allowance for doubtful accounts	8,640	19,819
Taxes reclaimable	4,399	6,105
Prepayments	38,302	26,094
Programming rights, net	41,634	46,987
Deferred tax asset	6,263	6,643
Other current assets	2,875	2,789
TOTAL CURRENT ASSETS	278,655	325,539
RESTRICTED CASH	120	100
PROPERTY AND EQUIPMENT, net	22,388	22,235
INTANGIBLE ASSETS, net:
Network affiliation agreements	3,333	2,833
Trade names	5,888	5,912
Broadcasting licenses	43,387	49,021
Cable network connections	409	275
Other intangible assets	354	335
Net intangible assets	53,371	58,376
GOODWILL	70,768	71,463
PROGRAMMING RIGHTS, net	24,267	31,779
SUBLICENSING RIGHTS, net	7,611	2,800
INVESTMENTS IN AND ADVANCES TO INVESTEES	9,319	9,853
PREPAYMENTS	8,713	7,475
DEFERRED TAX ASSET	9,077	9,642
OTHER NON-CURRENT ASSETS	508	530
TOTAL ASSETS	$484,797	$539,792

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(in thousands of US dollars, except share and per share data)

	December 31, 2006	March 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,353	$23,707
Accrued liabilities	5,508	6,763
Taxes payable	11,528	11,670
Short-term loans and interest accrued	—	27
Deferred revenue	12,440	18,718
Deferred tax liability	2,937	3,431
Other current liabilities	600	424
TOTAL CURRENT LIABILITIES	46,366	64,740
LONG TERM LOANS	210	210
DEFERRED TAX LIABILITY	14,080	15,300
MINORITY INTEREST	3,124	3,400
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2006 − 151,505,672; March 31, 2007 − 151,540,072)	1,515	1,515
Additional paid-in capital	327,587	330,675
(Accumulated deficit)/ Retained earnings	73,954	102,077
Accumulated other comprehensive income	17,961	21,875
TOTAL STOCKHOLDERS’ EQUITY	421,017	456,142
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,797	$539,792

SEGMENT FINANCIAL INFORMATION
(in thousands of US dollars and unaudited)

Three months ended March 31, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Business Segment Results	Eliminations and Other	Consolidated Results
Operating revenue	$62,220	$4,311	$11,254	$1,534	$79,319	$(95)	$79,224
Operating income (loss)	33,956	(1,714)	6,083	(2,763)	35,562	(2,494)	33,068
Identifiable assets	234,726	26,520	47,202	47,245	355,693	(67,227)	288,466
Capital expenditures	(205)	(33)	(356)	(623)	(1,217)	(13)	(1,230)
Depreciation and amortization	(271)	(128)	(999)	(1,820)	(3,218)	(520)	(3,738)
Amortization of programming rights	(22,888)	(3,786)	(724)	(9)	(27,407)	(3)	(27,410)
Amortization of sublicensing rights	(876)	—	—	—	(876)	—	(876)

Three months ended March 31, 2007

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Business Segment Results	Eliminations and Other	Consolidated Results
Operating revenue	$76,613	$8,532	$16,303	$3,198	$104,646	$(525)	$104,121
Operating income (loss)	39,403	430	7,617	(2,501)	44,949	(6,433)	38,516
Identifiable assets	338,201	33,612	94,578	68,980	535,371	4,421	539,792
Capital expenditures	(172)	(24)	(689)	(428)	(1,313)	(138)	(1,451)
Depreciation and amortization	(260)	(151)	(1,532)	(3,305)	(5,248)	(524)	(5,772)
Amortization of programming rights	(27,919)	(5,308)	(1,170)	(1)	(34,398)	45	(34,353)
Amortization of sublicensing rights	(4,403)	—	—	—	(4,403)	—	(4,403)